EXHIBIT 10.1.7

                            SUPPLEMENTAL INDENTURE


                          DATED AS OF MARCH 31, 1997

                                     AMONG

                         GERRITY OIL & GAS CORPORATION

                         PATINA OIL & GAS CORPORATION

                                      AND

                           THE CHASE MANHATTAN BANK
                      (FORMERLY KNOWN AS CHEMICAL BANK),
                                  AS TRUSTEE



                   11 3/4% SENIOR SUBORDINATED NOTES DUE 2004
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     This Supplemental Indenture dated as of March 31, 1997 is among Gerrity Oil
& Gas Corporation, a Delaware corporation (the "Company"), Patina Oil & Gas Corporation, a Delaware corporation ("Patina"), and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee, and supplements, amends and modifies that certain Indenture dated as of June 30, 1994 between the Company and the Trustee (the "Indenture"):

                                   RECITALS:

     WHEREAS, The Company is a wholly owned subsidiary of Patina;

     WHEREAS, the Company will merge with and into Patina (the "Merger") pursuant to a Certificate of Ownership and Merger to be filed with the Secretary of State of the State of Delaware;

     WHEREAS, As a result of the Merger, Patina will be the corporation surviving the Merger, and the outstanding capital stock of the Company will be converted into capital stock of Patina;

     WHEREAS, the Merger will be effected pursuant to Section 253 of the General Corporation Law of the State of Delaware ("DGCL"), which permits effectuation of such a merger without a vote of stockholders of either constituent corporation and without any action by the Board of Directors of the Company;

     WHEREAS, Patina and the Company intend that Patina shall assume the obligations of the Company with respect to the Indenture;

     WHEREAS, the Merger complies with Section 5.01 of the Indenture because Patina (the Person into which the Company is to be merged) is a corporation organized and validly existing under the laws of the State of Delaware, and because Patina, by its execution and delivery hereof, expressly assumes all of the obligations of the Company on all of the Securities and under the Indenture;

     WHEREAS, the Company has delivered to the Trustee the Officer's Certificate required by Clause (v) of Section 5.01 of the Indenture, including the arithmetic computations demonstrating compliance with clauses (iii) and (iv) of
Section 5.01;

     WHEREAS, the Company has delivered to the Trustee the Opinion of Counsel required by Clause (v) of Section 5.01 of the Indenture;

     WHEREAS, this Supplemental Indenture is executed and delivered pursuant to
Section 9.01(2) of the Indenture;

     NOW, THEREFORE, in consideration of the premises, the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto covenant and agree as follows:
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                                   ARTICLE I

     Section 1.1 Definitions. Capitalized terms used but not defined herein are defined in the Indenture and are used herein with the meanings ascribed to them therein.

     Section 1.2 Assumption of the Company's Obligations under the Indenture. Patina shall, effective as of the effective time of the Merger under the DGCL (the "Effective Time"), assume, and shall thereafter timely pay, perform and discharge, each and every obligation of the Company under and with respect to the Securities and the Indenture.

     Section 1.3 No Default. Immediately after giving effect to the Merger, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, has happened or is continuing.

                                   ARTICLE II

     Section 2.1 Effectiveness. Although this Supplemental Indenture may be executed and delivered by the parties hereto prior thereto, the provisions hereof shall not become effective unless and until the Merger becomes effective under the DGCL and, under such circumstances, shall become effective concurrently with the Effective Time of such Merger. From and after the Effective Time, the Indenture, as hereby supplemented, amended and modified, shall remain in full force and effect.

     Section 2.2 References. Each reference in the Indenture or this Supplemental Indenture to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as modified by this Supplemental Indenture, except where the context otherwise indicates.

     Section 2.3 Benefit. All the covenants, provisions, stipulations and agreements contained in this Supplemental Indenture are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and registered owners from time to time of the Securities, as hereby amended and supplemented.

     Section 2.4 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to be a single instrument.

     Section 2.5 Governing Law. This Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state without regard to principles of conflicts of laws, except as may otherwise required by mandatory provisions of law.

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     Section 2.6    Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 2.7 Recitals. The recitals contained herein shall be taken as statements of Patina, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

     IN WITNESS WHEREOF, the said Gerrity Oil & Gas Corporation, Patina Oil & Gas Corporation and The Chase Manhattan Bank have each caused this Supplemental Indenture to be executed in its corporate name by the officer whose name is subscribed below, all as of the day and year first above written.

                                    GERRITY OIL & GAS CORPORATION


                                    By:   /s/ Brian J. Cree
                                          ----------------------------------
                                    Name: Brian J. Cree,
                                    Title:  Executive Vice President and
                                             Chief Operating Officer

                                    PATINA OIL & GAS CORPORATION


                                    By:   /s/ David J. Kornder
                                          ----------------------------------
                                    Name: David J. Kornder,
                                    Title:  Vice President



                                    THE CHASE MANHATTAN BANK,
                                           as Trustee


                                    By:   /s/ Wanda Eiland
                                          ----------------------------------
                                    Name: Wanda Eiland,
                                    Title:  Trust Officer

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